Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premier Municipal Income Fund, Inc.
33-43778, 811-06456


The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009 and additionally adjourned to October 13, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           10,902,126
                    2,870
   Against
             1,368,514
                       532
   Abstain
                422,350
                       101
   Broker Non-Votes
             2,387,312
                          -
      Total
           15,080,302
                    3,503



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           10,975,776
                    2,994
   Against
             1,322,490
                       426
   Abstain
                394,724
                         83
   Broker Non-Votes
             2,387,312
                          -
      Total
           15,080,302
                    3,503



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           10,884,761
                    2,990
   Against
             1,319,136
                       431
   Abstain
                489,093
                         82
   Broker Non-Votes
             2,387,312
                          -
      Total
           15,080,302
                    3,503



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           10,741,852
                    2,994
   Against
             1,416,885
                       426
   Abstain
                534,253
                         83
   Broker Non-Votes
             2,387,312
                          -
      Total
           15,080,302
                    3,503



To approve the elimination of the fundamental policy relating to commodities.


   For
           10,220,848
                    2,988
   Against
             1,968,465
                       431
   Abstain
                503,677
                         84
   Broker Non-Votes
             2,387,312
                          -
      Total
           15,080,302
                    3,503



To approve the new fundamental policy
relating to commodities.


   For
           10,154,786
                    2,988
   Against
             2,000,498
                       431
   Abstain
                537,706
                         84
   Broker Non-Votes
             2,387,312
                          -
      Total
           15,080,302
                    3,503



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014931.